Exhibit 99.1

Encore Capital Group Announces Fourth Quarter and Full-Year 2016 Financial Results

•	Fourth quarter deployments of $210 million worldwide included $148 million in the U.S.

•	Estimated Remaining Collections increased to $5.8 billion

•	Encore and J.C. Flowers exploring a potential Cabot IPO

SAN DIEGO, February 23, 2017 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2016.

“Encore continued to see the favorable trend of lower pricing driven by higher volume in the U.S. market during the fourth quarter,” said Kenneth A. Vecchione, the Company’s President and Chief Executive Officer. “We believe the turn we’ve been seeing in the domestic industry cycle continues as supply overtakes capacity and capital availability within the marketplace. Our consumer-centric liquidation programs, combined with lower pricing, continue to drive better returns.”

“Today we are announcing that we are exploring an initial public offering of Cabot Credit Management, which we believe will help crystallize the value we’ve created within our European franchise. Since we purchased Cabot with our partner J.C. Flowers, we believe Cabot’s equity value has grown through operational improvement, market consolidation and expansion into other European countries. We are in the very early stages of the IPO process, but we believe that it could be completed as early as the back end of 2017,” said Vecchione.

Financial Highlights for the Fourth Quarter of 2016:

•	Estimated Remaining Collections (ERC) grew $129 million compared to the same period of the prior year, to $5.8 billion.

•	Gross collections were $397 million, compared to $417 million in the same period of the prior year.

•
Investment in receivable portfolios was $210 million, compared to $293 million in the same period of the prior year. Encore deployed $148 million in the U.S., $42 million in Europe and $20 million in other geographies during the fourth quarter of 2016.

•	Total revenues were $271 million, compared to $291 million in the same period of the prior year.

•
Total operating expenses decreased 11% to $184 million, compared to $206 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, acquisition, integration and restructuring related expenses and other charges or gains that are not indicative of ongoing operations) per dollar collected decreased to 38.4% compared to 41.5% in the same period of the prior year.

•	Total interest expense decreased to $48.4 million, compared to $50.2 million in the same period of the prior year.

•
GAAP net income from continuing operations attributable to Encore was $22.0 million, or $0.85 per fully diluted share, compared to $28.2 million, or $1.08 per fully diluted share, in the same period of the prior year.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding non-cash interest and issuance cost amortization, acquisition, integration and restructuring related expenses, settlement fees and related administrative expenses, amortization of certain acquired intangible assets and other

Encore Capital Group, Inc.

charges or gains that are not indicative of ongoing operations, all net of tax) was $18.7 million, compared to $31.8 million in the same period of the prior year.

•	Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) was $0.72, compared to $1.24 in the same period of the prior year.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $204 million as of December 31, 2016, not including the $250 million additional capacity provided by the facility’s accordion feature. Total debt was $2.8 billion as of December 31, 2016. Total debt fully consolidates the debt of Encore’s Cabot Credit Management subsidiary, which is non-recourse to Encore.

Financial Highlights for the Full Year of 2016:

•	Gross collections in 2016 were $1.69 billion, compared to $1.70 billion in 2015.

•
Investment in receivable portfolios in 2016 was $907 million, compared to $1.02 billion in 2015. Encore deployed $562 million in the U.S., $265 million in Europe and $80 million in other geographies during 2016.

•	Total revenues were $1.03 billion in 2016, compared to $1.13 billion in 2015.

•
Total operating expenses decreased 7% to $788 million in 2016, compared to $848 million in 2015. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, and acquisition, integration and restructuring related expenses and other charges or gains that are not indicative of ongoing operations) per dollar collected in 2016 decreased to 38.5%, compared to 39.2% in 2015.

•	Total interest expense in 2016 was $198 million, compared to $187 million in 2015.

•
GAAP net income from continuing operations attributable to Encore was $78.9 million or $3.05 per fully diluted share. This compares to net income of $68.5 million or $2.57 per fully diluted share in 2015.

•
Adjusted income from continuing operations attributable to Encore (defined as net income from continuing operations attributable to Encore excluding non-cash interest and issuance cost amortization, acquisition, integration and restructuring related expenses, settlement fees and related administrative expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations, all net of tax) was $90 million in 2016, compared to $126 million in 2015.

•	Adjusted income from continuing operations attributable to Encore per share (also referred to as Economic EPS) was $3.48 in 2016, compared to $4.85 in 2015.

This press release does not constitute or form part of, and should not be construed as, an offer or the solicitation of an offer to subscribe for or purchase the securities of Cabot Credit Management Group Limited or any of its affiliates. We cannot assure that any transaction will be consummated, or as to the timing or terms thereof.

Conference Call and Webcast
The Company will host a conference call and slide presentation today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss fourth quarter and full year results.

Encore Capital Group, Inc.

Members of the public are invited to access the live webcast via the Internet by logging on at the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.
For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference number 72990225. A replay of the webcast will also be available shortly after the call on the Company's website.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income from continuing operations attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income from continuing operations attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.

Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at
http://www.cabotcm.com. Information found on the company’s or Cabot’s website is not incorporated by reference.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the

Encore Capital Group, Inc.

negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$149,765	$123,993
Investment in receivable portfolios, net	2,382,809	2,440,669
Property and equipment, net	72,257	72,546
Deferred court costs, net	65,187	75,239
Other assets	215,447	148,762
Goodwill	785,032	924,847
Assets associated with discontinued operations	—	388,763
Total assets	$3,670,497	$4,174,819
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$234,398	$290,608
Debt	2,805,983	2,944,063
Other liabilities	29,601	59,226
Liabilities associated with discontinued operations	—	232,434
Total liabilities	3,069,982	3,526,331
Commitments and contingencies
Redeemable noncontrolling interest	45,755	38,624
Redeemable equity component of convertible senior notes	2,995	6,126
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,593 shares and 25,288 shares issued and outstanding as of December 31, 2016 and December 31, 2015, respectively	256	253
Additional paid-in capital	103,392	110,533
Accumulated earnings	560,567	543,489
Accumulated other comprehensive loss	(104,911)	(57,822)
Total Encore Capital Group, Inc. stockholders’ equity	559,304	596,453
Noncontrolling interest	(7,539)	7,285
Total equity	551,765	603,738
Total liabilities, redeemable equity and equity	$3,670,497	$4,174,819
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$55,823	$50,483
Investment in receivable portfolios, net	972,841	1,197,513
Property and equipment, net	19,284	19,767
Deferred court costs, net	22,760	33,296
Other assets	79,767	31,679
Goodwill	584,868	706,812
Liabilities
Accounts payable and accrued liabilities	$99,689	$142,375
Debt	1,514,799	1,665,009
Other liabilities	1,921	839

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Revenue from receivable portfolios, net	$249,535	$272,502	$946,615	$1,072,436
Other revenues	21,849	18,107	82,643	57,531
Total revenues	271,384	290,609	1,029,258	1,129,967
Operating expenses
Salaries and employee benefits	68,173	68,165	281,097	262,281
Cost of legal collections	42,808	59,013	200,855	229,847
Other operating expenses	25,317	24,932	100,737	93,210
Collection agency commissions	7,899	9,326	36,141	37,858
General and administrative expenses	31,002	35,733	134,046	191,357
Depreciation and amortization	8,740	9,102	34,868	33,160
Total operating expenses	183,939	206,271	787,744	847,713
Income from operations	87,445	84,338	241,514	282,254
Other (expense) income
Interest expense	(48,447)	(50,187)	(198,367)	(186,556)
Other (expense) income	(130)	647	14,228	2,235
Total other expense	(48,577)	(49,540)	(184,139)	(184,321)
Income from continuing operations before income taxes	38,868	34,798	57,375	97,933
Provision for income taxes	(28,374)	(3,988)	(38,205)	(27,162)
Income from continuing operations	10,494	30,810	19,170	70,771
Income (loss) from discontinued operations, net of tax	829	(29,214)	(2,353)	(23,387)
Net income	11,323	1,596	16,817	47,384
Net loss (income) attributable to noncontrolling interest	11,489	(2,584)	59,753	(2,249)
Net income (loss) attributable to Encore Capital Group, Inc. stockholders	$22,812	$(988)	$76,570	$45,135
Amounts attributable to Encore Capital Group, Inc.:
Income from continuing operations	$21,983	$28,226	$78,923	$68,522
Income (loss) from discontinued operations, net of tax	829	(29,214)	(2,353)	(23,387)
Net income (loss)	$22,812	$(988)	$76,570	$45,135
Earnings (loss) per share attributable to Encore Capital Group, Inc.:
Basic earnings (loss) per share from:
Continuing operations	$0.85	$1.11	$3.07	$2.66
Discontinued operations	$0.03	$(1.15)	$(0.09)	$(0.91)
Net basic earnings (loss) per share	$0.88	$(0.04)	$2.98	$1.75
Diluted earnings (loss) per share from:
Continuing operations	$0.85	$1.08	$3.05	$2.57
Discontinued operations	$0.03	$(1.12)	$(0.09)	$(0.88)
Net diluted earnings (loss) per share	$0.88	$(0.04)	$2.96	$1.69
Weighted average shares outstanding:
Basic	25,792	25,489	25,713	25,722
Diluted	25,993	26,017	25,909	26,647

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(In Thousands)

	Year Ended December 31,
	2016	2015	2014
Operating activities:
Net income	$16,817	$47,384	$98,278
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations, net of income taxes	2,353	23,387	(6,816)
Depreciation and amortization	34,868	33,160	27,100
Other non-cash expense, net	30,623	35,104	27,660
Stock-based compensation expense	12,627	22,008	17,181
Gain on derivative instruments, net	(7,816)	—	—
Deferred income taxes	(52,905)	(16,665)	(48,078)
Excess tax benefit from stock-based payment arrangements	—	(1,724)	(11,928)
Provision for (reversal of) allowances on receivable portfolios, net	84,177	(6,763)	(17,407)
Changes in operating assets and liabilities
Deferred court costs and other assets	(20,364)	(33,430)	(11,282)
Prepaid income tax and income taxes payable	25,417	(29,504)	22,180
Accounts payable, accrued liabilities and other liabilities	2,439	43,135	9,832
Net cash provided by operating activities from continuing operations	128,236	116,092	106,720
Net cash provided by (used in) operating activities from discontinued operations	2,096	(1,667)	4,824
Net cash provided by operating activities	130,332	114,425	111,544
Investing activities:
Cash paid for acquisitions, net of cash acquired	(675)	(276,575)	(446,165)
Proceeds from divestiture of business, net of cash divested	106,041	—	—
Purchases of assets held for sale	(19,874)	—	—
Purchases of receivable portfolios, net of put-backs	(907,413)	(749,760)	(862,997)
Collections applied to investment in receivable portfolios, net	659,321	635,899	633,960
Purchases of property and equipment	(31,668)	(28,624)	(23,084)
Proceeds from derivative instruments, net	8,800	—	—
Other, net	1,994	(1,233)	(5,102)
Net cash used in investing activities from continuing operations	(183,474)	(420,293)	(703,388)
Net cash provided by (used in) used in investing activities from discontinued operations	14,685	(52,416)	(51,809)
Net cash used in investing activities	(168,789)	(472,709)	(755,197)
Financing activities:
Payment of loan costs	(32,338)	(17,995)	(20,101)
Proceeds from credit facilities	586,016	1,084,393	1,343,417
Repayment of credit facilities	(615,857)	(898,086)	(1,184,244)
Proceeds from senior secured notes	442,610	332,693	288,645
Repayment of senior secured notes	(352,549)	(15,000)	(15,000)
Proceeds from issuance of convertible senior notes	—	—	161,000
Proceeds from issuance of securitized notes	—	—	134,000
Repayment of securitized notes	(935)	(44,251)	(29,753)
Purchases of convertible hedge instruments	—	—	(33,576)
Repurchase of common stock	—	(33,185)	(16,815)
Taxes paid related to net share settlement of equity awards	(4,829)	(6,289)	(20,324)
Excess tax benefit from stock-based payment arrangements	—	1,724	11,928
Proceeds from other debt	36,172	—	—
Other, net	(15,037)	(2,159)	7,146
Net cash provided by financing activities	43,253	401,845	626,323
Net increase (decrease) in cash and cash equivalents	4,796	43,561	(17,330)
Effect of exchange rate changes on cash and cash equivalents	(8,624)	(14,131)	15,280
Cash and cash equivalents, beginning of period	153,593	124,163	126,213
Cash and cash equivalents, end of period	149,765	153,593	124,163
Cash and cash equivalents of discontinued operations, end of period	—	29,600	32,644
Cash and cash equivalents of continuing operations, end of period	$149,765	$123,993	$91,519
Supplemental disclosures of cash flow information:
Cash paid for interest	$147,899	$151,946	$95,034
Cash paid for income taxes, net	60,071	84,101	69,948
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$55	$2,220	$8,341

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended December 31,
	2016			2015
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$21,983	$0.85	$0.85	$28,226	$1.08	$1.10
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	3,017	0.12	0.12	2,887	0.11	0.11
Acquisition, integration and restructuring related expenses(1)	7,457	0.29	0.29	2,635	0.10	0.10
Gain on reversal of contingent consideration(2)	(8,111)	(0.31)	(0.31)	—	—	—
Amortization of certain acquired intangible assets(4)	415	0.02	0.02	—	—	—
Income tax effect of the adjustments(5)	(3,693)	(0.15)	(0.15)	(1,687)	(0.06)	(0.06)
Adjustments attributable to noncontrolling interest(6)	(2,402)	(0.10)	(0.10)	(292)	(0.01)	(0.01)
Adjusted income from continuing operations attributable to Encore	$18,666	$0.72	$0.72	$31,769	$1.22	$1.24

	Year Ended December 31,
	2016			2015
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income from continuing operations attributable to Encore, as reported	$78,923	$3.05	$3.05	$68,522	$2.57	$2.64
Adjustments:
Convertible notes non-cash interest and issuance cost amortization	11,830	0.46	0.46	11,332	0.43	0.44
Acquisition, integration and restructuring related expenses(1)	17,630	0.68	0.68	16,933	0.64	0.65
Gain on reversal of contingent consideration(2)	(8,111)	(0.31)	(0.31)	—	—	—
Settlement fees and related administrative expenses(3)	6,299	0.24	0.24	63,019	2.36	2.43
Amortization of certain acquired intangible assets(4)	2,593	0.10	0.10	—	—	—
Income tax effect of the adjustments(5)	(12,577)	(0.49)	(0.49)	(28,514)	(1.07)	(1.11)
Adjustments attributable to noncontrolling interest(6)	(6,461)	(0.25)	(0.25)	(5,273)	(0.20)	(0.20)
Adjusted income from continuing operations attributable to Encore	$90,126	$3.48	$3.48	$126,019	$4.73	$4.85

Encore Capital Group, Inc.

________________________

(1)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(2)
Amount represents a gain recognized as a result of reversing a liability for contingent consideration that was established in October 2015 when we acquired a debt solution service provider in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(3)
Amount represents litigation and government settlement fees and related administrative expenses. For the year ended December 31, 2016 amount consists of settlement and administrative fees related to certain TCPA settlements. For the year ended December 31, 2015, amount relates to the consent order with the CFPB that we entered into in September 2015. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
As we continue to acquire debt solution service providers around the world, the acquired intangible assets, such as trade names and customer relationships, have grown substantially, particularly in recent quarters. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(5)	Amount represents the total income tax effect of the adjustments, which is calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred.

(6)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
GAAP total operating expenses, as reported	$183,939	$206,271	$787,744	$847,713
Adjustments:
Stock-based compensation expense	(3,125)	(4,749)	(12,627)	(22,008)
Operating expenses related to non-portfolio purchasing and recovery business(1)	(29,291)	(26,144)	(110,875)	(88,548)
Acquisition, integration and restructuring related operating expenses(2)	(7,457)	(2,635)	(17,630)	(15,528)
Gain on reversal of contingent consideration(3)	8,111	—	8,111	—
Settlement fees and related administrative expenses(4)	—	—	(6,299)	(54,697)
Adjusted operating expenses related to portfolio purchasing and recovery business	$152,177	$172,743	$648,424	$666,932
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents a gain recognized as a result of reversing a liability for contingent consideration that was established in October 2015 when we acquired a debt solution service provider in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(4)
Amount represents litigation and government settlement fees and related administrative expenses. For the year ended December 31, 2016 amount consists of settlement and administrative fees related to certain TCPA settlements. For the year ended December 31, 2015, amount relates to the consent order with the CFPB that we entered into in September 2015. We believe these fees and expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.